Exhibit 99.1

For more information contact:

AT THE COMPANY	FINANCIAL RELATIONS BOARD
Patrick O’Sullivan	Claire Koeneman	Joe Calabrese
Vice President, Finance and Accounting	(Analyst Info)	(General Info)
(617) 247-2200	(312) 640-6745	(212) 827-3772
posullivan@heritagerealty.com

FOR IMMEDIATE RELEASE

HERITAGE PROPERTY INVESTMENT TRUST, INC. REPORTS

STRONG RESULTS FOR FIRST QUARTER 2005 AND CONFIRMS 2005 GUIDANCE

Boston, MA…May 3, 2005…Heritage Property Investment Trust, Inc. (NYSE:HTG) (“Heritage” or the “Company”), today reported results of operations for the quarter ended March 31, 2005.

Highlights included:

•                  Funds from Operations Per Share of $0.71

•                  Net income of $10.0 million, or $0.21 per diluted share

•                  Total real estate revenue increased 9% to $88.0 million

•                  Same property net operating income growth of 4.5%

•                  Achieved 7.1% increase over prior rents within our shopping center portfolio

•                  Portfolio occupancy of 93.0%

•                  Subsequent to quarter-end, formed first acquisition joint venture and completed first 2005 acquisition

•                  Refinanced prior line of credit with new, three-year $400 million line of credit

“Our first quarter financial and operating results were right in line with our expectations,” stated Thomas C. Prendergast, Chairman, President and Chief Executive Officer.  “We have started fiscal 2005 with strong momentum, realizing improved internal growth as a result of our aggressive leasing efforts and capital recycling program.  We were especially pleased to achieve same store growth of over 4% during the quarter and to finish the period at 93% portfolio occupancy.  Although the acquisition environment remains extremely competitive, we continue to look for appropriate opportunities to profitably deploy our capital.  We recently completed our first 2005 acquisition and, with other attractive acquisitions in the pipeline, we remain confident about our prospects for the remainder of 2005.”

FINANCIAL RESULTS

For the three months ended March 31, 2005, Funds from Operations (FFO), a widely accepted measure of REIT performance was $33.8 million, or $0.71 per share, as compared to $32.1 million, or $0.69 per share, for the same period in 2004.  Net income attributable to common shareholders was $10.0 million for the three months ended March 31, 2004, or $0.21 per share, as compared to $10.9 million, $0.23 per share for the same period in 2003.

FFO represents a non-generally accepted accounting principle (GAAP) financial measure.  A table reconciling FFO to net income, the GAAP measure that the Company believes to be most directly comparable, is within the consolidated financial statements included in this release.

All per share amounts are stated on a diluted basis.  The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the three months ended March 31, 2005.  In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

PORTFOLIO OVERVIEW

General

As of March 31, 2005, Heritage had a shopping center portfolio of 164 properties, located in 29 states and totaling approximately 33.7 million square feet of total gross leasable area, of which 28.0 million square feet is company-owned gross leasable area.

First Quarter 2005 Leasing Activity

In the Company’s shopping center portfolio,  the Company executed 152 leases (new and renewed) during the quarter, for 583,000 square feet.  The Company achieved a 7.1% increase over prior rents on a cash basis from $11.32 per square foot to $12.13 per square foot.

In the Company’s total property portfolio (consisting of 164 shopping centers and three office buildings), the Company executed 157 leases (new and renewed) during the quarter, for 611,000 square feet.  The Company achieved a 2.7% increase over prior rents on a cash basis from $12.51 per square foot to $12.85 per square foot.

The percentage of the Company’s portfolio leased at March 31, 2005 decreased slightly to 93.0% from 93.3% leased at December 31, 2004.  However, as a result of the Company’s successful leasing efforts and capital recycling during past twelve months, the Company has increased its portfolio occupancy 1.8% from March 31, 2004.

Same Property Operating Results

With respect to the properties owned and operated by the Company for the three months ended March 31, 2005 and 2004, same property net operating income increased as follows:

	Three Months Ended March 31,
	2005	2004
Real estate revenue	$83,949	$80,358
Operating expenses	(25,617)	(24,616)
Net Operating Income	58,332	55,742	4.6%

Less: Lease termination income	(365)	(296)
Net Operating Income, as adjusted	$57,967	$55,446	4.5%

INVESTMENT ACTIVITY

Intercontinental Joint Venture

Subsequent to quarter-end, in April 2005, Heritage formed its first acquisition joint venture with a fund sponsored by Intercontinental Real Estate Corporation of Boston, Massachusetts.  The joint venture acquired Skillman Abrams Shopping Center, located in Dallas, Texas.  This acquisition is described below.  Heritage’s joint venture partner in the acquisition of Skillman Abrams is Intercontinental Real Estate Investment Fund III, LLC, a $350 million pooled fund sponsored and managed by Intercontinental Real Estate Corporation.

Skillman Abrams Acquisition, Dallas, Texas

Subsequent to quarter-end, in April 2005, through its first acquisition joint venture with Intercontinental Real Estate Corporation, Heritage acquired Skillman Abrams Shopping Center, a 133,000 square foot shopping center located in a busy retail corridor of Dallas, Texas, the ninth largest Metropolitan Statistical Area in the United States.  Skillman Abrams was acquired by the joint venture for a total purchase price of approximately $19 million, including assumed mortgage debt.    Skillman Abrams is anchored by Tom Thumb, the second leading grocer in the marketplace, which leases approximately 78,000 square feet at the center.  The center is 97% leased and contains an attractive mix of national and regional tenants.

CAPITAL MARKETS ACTIVITY

On March 29, 2005, the Company entered into a new unsecured revolving credit facility.  This new credit facility replaces the Company’s prior line of credit, which would have matured on April 29, 2005.  By entering into this new credit facility, the Company increased its borrowing capacity from $350 million under its prior line of credit to $400 million.  At the Company’s request, the borrowing capacity under the new line of credit may be increased to $500 million.  The new credit facility has a three-year term with a one-year extension option.

The interest rate under the new credit facility is equal to LIBOR plus a margin that is determined in accordance with credit ratings of the Company’s long-term unsecured debt.  Based on the Company’s current debt rating, the applicable interest rate is LIBOR plus 80 basis points (plus a facility fee of 20 basis points), which is a reduction of 25 basis points from the Company’s prior line of credit.

DIVIDEND PAYMENT

On April 15, 2005, the Company paid its regular quarterly dividend of $0.525 per common share to shareholders of record on March 31, 2005.

2005 EARNINGS GUIDANCE

Management confirmed its projected range for FFO of $2.77 to $2.83, per diluted common share for the year ended December 31, 2005.  A reconciliation of management’s projections from earnings per diluted common share to FFO per diluted common share is included in this release.

CONFERENCE CALL

Members of Heritage’s senior management will host a conference call on Wednesday, May 4, 2005, at 10:00 a.m., ET, to discuss the Company’s first quarter results.  Stockholders, analysts and other interested parties may participate in this conference call by dialing 800-218-0204 or 303-262-2211 at least five minutes before the scheduled start time.  Investors can also access the call via the Internet at the Company’s website, www.heritagerealty.com.  To listen to a live broadcast, access this site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

A replay of the conference call will be available after the call through May 11, 2005 by accessing the Company’s website at www.heritagerealty.com or by dialing 800-405-2236 or 303-590-3000, pass-code 11027123.

ABOUT HERITAGE PROPERTY INVESTMENT TRUST, INC.

Heritage is a fully integrated, self-administered and self-managed REIT traded on the New York Stock Exchange under the symbol “HTG”.  Heritage is one of the largest owners and operators of neighborhood and community shopping centers in the United States.  Heritage focuses on grocer-anchored shopping centers with multiple anchors.  Heritage is headquartered in Boston Massachusetts and has an additional 16 regional offices located in the Eastern, Midwestern and Southwestern United States.  For more information about Heritage, please refer to Heritage’s website, www.heritagerealty.com.

A copy of Heritage’s first quarter 2005 “Supplemental Operating and Financial Data” is available on the Investor Relations section of the Company’s website at www.heritagerealty.com.  These materials are also available by written request to:

Investor Relations

Heritage Property Investment Trust, Inc.

131 Dartmouth St.

Boston, MA 02116

SAFE HARBOR LANGUAGE

Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts.  The forward-looking statements reflect the Company’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results.  The factors that could cause actual results to differ materially from current expectations include risks detailed from time to time in filings with the Securities and Exchange Commission.  The forward-looking statements contained herein represent the Company’s judgment as of the date of this release, and the Company cautions readers not to place undue reliance on such statements.

Heritage Property Investment Trust, Inc.

Consolidated Balance Sheets
March 31, 2005 and December 31, 2004
(Unaudited and in thousands of dollars)

	March 31, 2005	December 31, 2004
Assets
Real estate investments, net	$2,207,347	$2,222,638
Cash and cash equivalents	2,697	6,720
Accounts receivable, net of allowance for doubtful accounts of $9,910 in 2005 and $9,583 in 2004	45,627	41,148
Prepaids and other assets	25,382	24,488
Investment in joint venture	3,510	3,406
Deferred financing and leasing costs	54,438	54,150

Total assets	$2,339,001	$2,352,550

Liabilities and Shareholders’ Equity
Liabilities:
Mortgage loans payable	$645,399	$649,040
Unsecured notes payable	449,813	449,763
Line of credit facility	211,000	196,000
Accrued expenses and other liabilities	83,306	95,989
Accrued distributions	25,070	24,915

Total liabilities	1,414,588	1,415,707

Exchangeable limited partnership units	12,943	13,110
Other minority interest	2,425	2,425

Total minority interests	15,368	15,535

Shareholders’ equity:
Common stock, $.001 par value; 200,000,000 shares authorized; 47,230,253 and 46,934,285 shares issued and outstanding at March 31, 2005 and December 31, 2004, respectively	47	47
Additional paid-in capital	1,162,888	1,154,360
Cumulative distributions in excess of net income	(244,666)	(229,818)
Unearned compensation	(8,772)	(2,775)
Other comprehensive loss	(452)	(506)

Total shareholders’ equity	909,045	921,308

Total liabilities and shareholders’ equity	$2,339,001	$2,352,550

Heritage Property Investment Trust, Inc.

Consolidated Statements of Operations
Three Months ended March 31, 2005 and 2004
(Unaudited and in thousands, except per-share data)

	Three Months Ended March 31,
	2005	2004

Revenue:
Rentals and recoveries	$87,959	$80,601
Interest and other	208	204
Total revenue	88,167	80,805
Expenses:
Property operating expenses	14,360	12,740
Real estate taxes	12,314	11,876
Depreciation and amortization	23,977	21,364
Interest	20,892	17,615
General and administrative	6,561	5,282
Total expenses	78,104	68,877
Income before allocation to minority interests	10,063	11,928
Income allocated to exchangeable limited partnership units	(108)	(65)
Income allocated to Series B & C Preferred Units	—	(1,208)
Income before discontinued operations	9,955	10,655
Income from discontinued operations	—	233
Net income attributable to common shareholders	$9,955	$10,888
Basic per-share data:
Income before discontinued operations	$0.21	$0.23
Income from discontinued operations	—	—
Income attributable to common shareholders	$0.21	$0.23

Weighted average common shares outstanding	47,039	46,377
Diluted per-share data:
Income before discontinued operations	$0.21	$0.23
Income from discontinued operations	—	—
Income attributable to common shareholders	$0.21	$0.23

Weighted average common and common equivalent shares outstanding	47,971	46,841

Heritage Property Investment Trust, Inc.

Calculation of Funds from Operations

(in thousands of dollars)

	Three months ended March 31,
	2005	2004

Net income	$9,955	$10,888
Add (deduct):
Depreciation and amortization (real-estate related)
Continuing operations	23,801	21,085
Discontinued operations	—	106
Pro rata share of unconsolidated joint venture	8	—
Funds from Operations	$33,764	$32,079

We calculate Funds from Operations in accordance with the best practices described in the April 2001 National Policy Bulletin of the National Association of Real Estate Investment Trusts, referred to as NAREIT, and NAREIT’s 1995 White Paper on Funds from Operations.  The White Paper defines Funds From Operations as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from extraordinary items and sales of property, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.  Given the nature of our business as a real estate owner and operator, we believe that FFO is helpful to investors as a starting point in measuring our operational performance because it excludes various items included in net income that do not relate to, or are not indicative of, our operating performance, such as gains (or losses) from sales of real estate investments and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult.  However, FFO (i) should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of our financial performance, (ii) is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, and (iii) is not indicative of funds available to fund our cash needs, including our ability to make distributions.  Our computation of FFO may differ from the methodology utilized by other equity REITs to calculate FFO and, therefore, may not be comparable to other REITs.

Heritage Property Investment Trust, Inc.

Reconciliation of Net Operating Income

(in thousands of dollars)

	Three months ended March 31,
	2005	2004

Net operating income – same property portfolio	$58,332	$55,742
Net operating income – acquisitions/partial dispositions	2,953	243
Net operating income – total portfolio	61,285	55,985
Add:
Interest and other	208	204
Income from discontinued operations	—	233
Deduct:
Depreciation and amortization	23,977	21,364
Interest	20,892	17,615
General and administrative	6,561	5,282
Income allocated to exchangeable limited partnership units	108	65
Income allocated to Series B and C Preferred Units	—	1,208
Net income attributable to common shareholders	$9,955	$10,888

Net operating income, or “NOI,” is a non-GAAP financial measure equal to net income available to common shareholders (the most directly comparable GAAP financial measure), plus accretion of redeemable equity, preferred stock distributions, minority interest in Bradley Operating Limited Partnership, net derivative losses (gains), losses (gains) on investments in securities, losses from prepayment of debt, general and administrative expense, depreciation and amortization, and interest expense, less income from discontinued operations, gains (losses) on sales of real estate investments and equipment and interest and other income.

We use NOI internally, and believe NOI provides useful information to investors, as a performance measure in evaluating the operating performance of our real estate assets.  This is because NOI reflects only those income and expense items that are incurred at the property level and excludes certain components from net income in order to provide results that are more closely related to a property’s results of operations.  Our presentation of NOI may not be comparable to NOI reported by other REITs that define NOI differently.  We believe that in order to obtain a clear understanding of our operating results, NOI should be examined in conjunction with net income as presented in our consolidated financial statements.  NOI should not be considered as an alternative to net income as an indication of our performance or to cash flows as a measure of liquidity or ability to make distributions.

Heritage Property Investment Trust, Inc.

Reconciliation of Projected Diluted Net Income Per Common Share to

Projected Funds From Operations Per Common Share

	Projected Range Full Year 2005
	Low	High
Projected diluted net income per share	$0.87	$0.92
Projected depreciation and amortization (real estate related)	1.90	1.91
Net gains on sales of real estate investments	—	—
Projected FFO per diluted share	$2.77	$2.83

The foregoing estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and earnings impact of the events referenced in this release.  These estimates may be subject to fluctuations as a result of several factors, including changes in the recognition of depreciation and amortization expense and any gains or losses associated with disposition activity.  The Company is not able to assess at this time the potential impact of these factors.  By definition, FFO does not include real estate-related depreciation and amortization or gains or losses associated with disposition activities.  There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.